EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-56477); S-3 (File No. 333-58087); S-8 (File No. 333-50251); S-3 (File No. 333-50033); S-3 (File No. 333-83065); and S-8
(File No. 333-89995) of Take-Two Interactive Software, Inc. of our report dated December 17, 1999 relating to the financial statements which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
January 26, 2000